UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2014

VISANT CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	333-120386	90-0207604
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

357 Main Street Armonk, New York	10504
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (914) 595-8200

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

See the explanation under Item 8.01 below.

Item 8.01	Other Events.

On July 15, 2014, Registrant announced the entry into and closing under a definitive asset purchase and sale agreement for the sale of substantially all of the assets of its The Lehigh Press LLC (“Lehigh”) subsidiary, consisting of its Lehigh Direct Broadview, Illinois operations, to The Segerdahl Corp., for consideration of $22 million (including cash and seller notes), subject to post-closing adjustments. As a result of the transaction Lehigh’s obligation to make contributions under a multi-employer pension plan will cease, triggering an obligation by Lehigh to pay a withdrawal liability under the plan. The amount and terms of payment have not been determined at this time.

A copy of the press release announcing the sale is furnished hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press release dated July 15, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISANT CORPORATION

Date: July 15, 2014	/s/ Marie D. Hlavaty
Marie D. Hlavaty
Senior Vice President, Chief Legal Officer

Exhibit No.	Exhibit

99.1	Press release dated July 15, 2014.